Exhibit A
                          NATIONAL FUEL RESOURCES, INC.
                                INCOME STATEMENT


                                       Three               Twelve
                                    Months Ended        Months Ended
                                 December 31, 1999    December 31, 1999
                                -------------------  -------------------

                                        Actual             Actual
                                -------------------  -------------------

Operating Revenues                  $ 29,174,594       $ 107,836,081
                                   --------------     ---------------

Operating Expenses:

Purchased Gas                         27,053,986          98,374,519
Purchased Electric                       354,217           1,563,097
Operation                              1,613,820           4,762,394
Depreciation, Depletion
   & Amortization                         52,705             185,731
Franchise & Other Taxes                  154,423             294,872
                                   --------------     ---------------
                                      29,229,151         105,180,613
                                   --------------     ---------------

Operating Income (Loss)                  (54,557)          2,655,468
                                   --------------     ---------------

Interest Income                           67,642             360,958
Interest Expense                          39,198             200,991
                                   --------------     ---------------

Net Income (Loss) Before Taxes           (26,113)          2,815,435
                                   --------------     ---------------

Income Taxes:

Federal                                    8,247           1,080,493
State                                        550              55,586
Deferred                                 (17,678)           (136,895)
                                   --------------     ---------------
                                          (8,881)            999,184
                                   --------------     ---------------

Net Income (Loss)                      $ (17,232)        $ 1,816,251
                                   ==============     ===============